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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2012

ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35517 (Commission File Number)	45-3148087 (IRS Employer Identification No.)
Two North LaSalle Street, Suite 925, Chicago, IL (Address of Principal Executive Offices)		60602 (Zip Code)

Registrant's telephone number, including area code (312) 324-5900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        On December 13, 2012, Ares Commercial Real Estate Corporation (the "Company") issued a press release announcing that it plans to make a private offering of $50 million aggregate principal amount of its unsecured Convertible Senior Notes due 2015 (the "Convertible Senior Notes"). The Company also plans to grant the initial purchasers an option to purchase up to an additional $7.5 million aggregate principal amount of the Convertible Senior Notes to cover overallotments, if any. In addition, certain directors, officers and other affiliates of the Company are expected to purchase at least $5 million aggregate principal amount of the Convertible Senior Notes, subject to applicable rules of The New York Stock Exchange. Any such notes purchased by the Company's directors, officers or other affiliates will be treated as "restricted securities" as defined under Rule 144 under the Securities Act. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

        The Convertible Senior Notes are unsecured, expected to pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, the Company will pay or deliver, subject to the terms of the documents governing the Convertible Senior Notes, cash, shares of the Company's common stock or a combination of cash and shares of common stock, at the Company's election. The Company will not have the right to redeem the Convertible Senior Notes prior to maturity, except to the extent necessary to preserve its qualification as a real estate investment trust. The Convertible Senior Notes will mature on December 15, 2015, unless repurchased or converted in accordance with their terms prior to such date.

        The Company intends to use the net proceeds from this offering to repay certain outstanding indebtedness under its secured funding facilities (which will increase the availability of funds under such facilities that it can use to invest in additional target assets) and for other general corporate purposes, which include investing in the Company's target assets in accordance with its investment objectives.

        Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

        In connection with the issuance of the Convertible Senior Notes, the Company disclosed in a confidential preliminary offering memorandum certain information to potential investors pursuant to confidentiality agreements. Attached hereto as Exhibit 99.2 is an excerpt from a confidential preliminary offering memorandum containing certain of such information, some of which has not been previously reported.

        The information disclosed under this Item 8.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 8.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit Number	Description
99.1	Press Release, dated as of December 13, 2012.
99.2	Excerpt from Offering Memorandum dated as of December 12, 2012.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2012	ARES COMMERCIAL REAL ESTATE CORPORATION
	By:	/s/ TAE-SIK YOON
	Name:	Tae-Sik Yoon
	Title:	Chief Financial Officer

 Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated as of December 13, 2012.
99.2	Excerpt from Offering Memorandum dated as of December 12, 2012.

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index